Exhibit 12.1

                               Aurora Foods Inc.
                      Ratio of Earnings to Fixed Charges
                            (dollars in thousands)

                                                         Years Ended
                                                  ---------------------------
                                                  December 31,   December 27,
                                                      1998           1997
                                                  ------------   ------------
(Loss) income before income taxes                 $    (21,860)  $      2,014
Fixed charges:
Interest expense                                        65,081         18,393
Amortization of deferred financing expense               1,872          3,059
Interest portion of rentals                                347             33
                                                  ------------   ------------
Earnings available for fixed charges              $     45,440   $     23,499
                                                  ============   ============

Fixed charges:
Interest expense                                        65,081         18,393
Amortization of deferred financing expense               1,872          3,059
Interest portion of rentals                                347             33
                                                  ------------   ------------
Fixed charges                                     $     67,300   $     21,485
                                                  ============   ============
Ratio of earnings to fixed charges                        0.68           1.09
                                                  ============   ============


(1) For the purpose of determining the ratio of earnings to fixed charges, earnings consist of income before income taxes and fixed charges. Fixed charges consist of interest expense, whether expensed or capitalized, including amortization of deferred financing expense and the portion (one-third) of rental expense that management believes is representative of the interest component of rent expense.